Exhibit 99.2

Cephalon Granted Six Months of Pediatric Exclusivity for PROVIGIL®

Frazer, Pa. – March 28, 2006 – Cephalon, Inc. (Nasdaq: CEPH) today announced that the U.S. Food and Drug Administration (FDA) will apply an additional six months of market exclusivity to PROVIGIL® (modafinil) Tablets [C-IV]. The extension attaches to the U.S. patent covering PROVIGIL, such that the associated exclusivity now extends until April 6, 2015.

Specifically, the FDA has confirmed that Cephalon met the terms of a written request to provide data from clinical studies examining the effect of PROVIGIL in pediatric patients. The Food and Drug Administration Modernization Act of 1997 enables the FDA to issue written requests for pediatric studies to companies if the agency determines that information related to the use of an approved drug in pediatric patients may produce health benefits.

Cephalon previously announced its settlement with four generic firms of its patent infringement litigation concerning PROVIGIL. Under the terms of the settlements, Cephalon granted to each of the four defendants a non-exclusive royalty-bearing right to market and sell a generic version of PROVIGIL in the United States, that will now become effective in April 2012 (subject to earlier entry in certain circumstances).

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company currently markets four proprietary products in the United States: PROVIGIL, GABITRIL® (tiagabine hydrochloride) Tablets, ACTIQ® (oral transmucosal fentanyl citrate) [C-II], and TRISENOX® (arsenic trioxide) injection, and numerous products internationally. Full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding the settlement of litigation, anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA 19355 • (610) 344-0200 • Fax (610) 344-0065